UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

UPPERCUT BRANDS INC.

(Name of registrant in its charter)

Delaware	000-54872	27-3046338
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632

(Address of principal executive offices)

(718) 400-9031

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2020 (the “Closing Date”), Uppercut Brands, Inc. (the “Company”) entered into securities purchase agreements (collectively, the “Purchase Agreement”) with certain institutions and accredited investors (each an “Investor” and collectively, the “Investors”) for the sale of an aggregate 29,993,750 shares of the Company’s common stock (the “Common Stock”) at a price of $0.08 per share for gross proceeds of $2,399,500, before deducting placement agent and other offering expenses (the “Private Placement”). The terms of the Common Stock are set forth under Item 3.02 below. The Purchase Agreement contains customary representations, warranties and covenants of the parties, and the closing was subject to customary closing conditions.

The Purchase Agreement also provides that until the six (6) month anniversary of the date of the Purchase Agreement, in the event of a subsequent financing (except for certain exempt issuances as provided in the Purchase Agreement) by the Company, each Investor that invested over $100,000 pursuant to the Purchase Agreement will have the right to participate in such subsequent financing up to an amount equal to 50% of the subsequent financing on the same terms, conditions and price provided for in the subsequent financing.

In connection with the Private Placement, the Company entered into separate Registration Rights Agreements with the Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Registrable Securities (as defined therein) within thirty (30) calendar days following the Closing Date, and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144. If the Company fails to file the registration statement or have it declared effective by the dates set forth above, amongst other things, the Company is obligated to pay the investors liquidated damages in the amount of 1% of their subscription amount, per month, until such events are satisfied, subject to a cap of 6%.

The net proceeds of the Private Placement are expected to be used for working capital purposes and to further execute on the Company’s existing business.

In conjunction with the Private Placement, all officers and directors of the Company have entered into lock-up agreements (collectively, the “Lock-Up Agreement”) pursuant to which they have agreed not to sell their shares of common stock or common stock equivalents in the Company until the twelve (12) month anniversary of the Closing Date.

Bradley Woods & Co. Ltd. acted as exclusive placement agent and Katalyst Securities acted as Sub-Placement Agent for this transaction.

The foregoing description of the Purchase Agreement, Registration Rights Agreement, and Lock-Up Agreement is a summary and is qualified in its entirety by reference to the form of Securities Purchase Agreement, form of Registration Rights Agreement, and form of Lock-Up Agreement filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference. The securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act of 1933, as amended, afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

 The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.		Description
10.1		Form of Securities Purchase Agreement, dated as of April 28, 2020
10.2		Form of Registration Rights Agreement, dated as of April 28, 2020
10.3	`	Form of Lock-Up Agreement, dated as of April 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPPERCUT BRANDS INC.

Date: April 29, 2020	By:	/s/ Eric Weisblum
Eric Weisblum, Chief Executive Officer